Exhibit 99.1

FOR IMMEDIATE RELEASE

NUZEE (d/b/a COFFEE BLENDERS®) PRICES UNDERWRITTEN

PUBLIC OFFERING OF UNITS

Plano, Texas – March 19, 2021 - NuZee, Inc. (Nasdaq: NUZE) (“NuZee”), a leading U.S. single serve pour over coffee co-packer, announced today the pricing of an underwritten public offering (the “Offering”) of 2,777,777 units (the “Units”), at a price to the public of $4.50 per Unit, with each Unit consisting of (a) one share of common stock, par value $0.00001 per share (the “Common Stock”), (b) one Series A warrant to purchase one share of Common Stock with an initial exercise price of $4.50 per whole share and (c) one Series B warrant to purchase one-half of a share of Common Stock with an initial exercise price of $5.85 per whole share. The gross proceeds from the Offering, before deducting underwriting discounts and commissions and estimated Offering expenses payable by NuZee, are expected to be approximately $12.5 million. In addition, NuZee has granted the underwriters a 45-day option to purchase additional Units, or any combination of the individual securities composing the Units (representing up to 15% of the aggregate number of Units sold in the Offering), on the same price, terms and conditions to cover over-allotments, if any.

The Offering is expected to close on March 23, 2021, subject to the satisfaction of customary closing conditions.

Aegis Capital Corp. is acting as sole book-running manager for the Offering.

The Units described above were offered by NuZee pursuant to a shelf registration statement (including a prospectus) on Form S-3 (No. 333-248531) previously filed with and declared effective by the U.S. Securities and Exchange Commission (the “SEC”). The Units may be offered only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the Offering has been filed with the SEC. Electronic copies of the preliminary prospectus supplement and, when available, copies of the final prospectus supplement and accompanying prospectus relating to the Offering may be obtained by visiting the SEC’s website located at http://www.sec.gov or by contacting Aegis Capital Corp., Syndicate Department, 810 Seventh Avenue, 11th Floor, New York, NY, 10019, telephone: 212-813-1010 or email: syndicate@aegiscap.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any Units, nor shall there be any sales of the Units in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. NuZee cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect NuZee’s current expectations, and NuZee does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other NuZee statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond NuZee’s control, which could cause actual results to differ materially from the forward-looking statements. Statements related to, among other things, the consummation of the offering of the Units and potential changes in market conditions constitute forward-looking statements. These risks and uncertainties, many of which are beyond our control, include: NuZee’s plans to obtain funding for its operations, including funding necessary to develop, manufacture and commercialize its products; the impact to NuZee’s business from the COVID-19 global crisis; general market acceptance of and demand for NuZee’s products; the risk that the public offering of Units may not close; and NuZee’s commercialization, marketing and manufacturing capabilities and strategy; for a description of additional factors that may cause NuZee’s actual results, performance or expectations to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the NuZee’s public reports and NuZee’s other filings made with the SEC.

About NuZee and Coffee Blenders

NuZee, Inc. (d/b/a Coffee Blenders®) is a specialty coffee company and a leading U.S. single-serve pour-over coffee co-packer. NuZee co-packs single-serve pour-over coffee products for customers in the U.S. market and also co-packs for the Korean market.

CONTACT:

Shanoop Kothari

SVP and Chief Financial Officer

(713) 530-7688

shanoop@coffeeblenders.com